Exhibit 10.1

Grantee:	“participant name”
Grant Date:	“grant date”

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

2012 THIRD AMENDED AND RESTATED STOCK INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (the “Agreement”), made as of “grant date” (the “Grant Date”) by and between Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), and “participant name” (the “Grantee”), evidences the grant by the Company of an award (the “Award”) of performance stock units (“PSUs”) to the Grantee on such date and the Grantee’s acceptance of the Award in accordance with the provisions of the Clear Channel Outdoor Holdings, Inc. 2012 Third Amended and Restated Stock Incentive Plan, as amended, restated or otherwise modified from time to time (the “Plan”). All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan. The Company and the Grantee agree as follows:

1. Grant of Award. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee the Award, giving the Grantee the conditional right to receive a target number of shares of the Company’s common stock (the “Shares”) equal to “Target shares granted” (the “Target Shares”). Depending on the level of performance determined to be attained with respect to the Performance Conditions (as defined below), the number of Shares that may be earned hereunder in respect of this Award may range from 0% to 100% of the Target Shares (the “Earned Shares”).

2. Earning and Vesting of Awards.

(a) Except as otherwise set forth in Section 5 below, and subject to the provisions of this Section 2, the PSUs subject to this Award shall vest and become Earned Shares during the period beginning on the Grant Date and ending on the fourth (4th) anniversary of the Grant Date (such period, the “Performance Period”) as follows, subject to the Grantee’s continued employment or service with the Company through the applicable Distribution Date (as defined below): (i) one-third (1/3) of the Target Shares shall vest and become Earned Shares on the date during the Performance Period on which the 40-day trailing average closing price (based on trading days) of a Share equals at least two dollars and fifty cents ($2.50), (ii) one-third (1/3) of the Target Shares shall vest and become Earned Shares on the date during the Performance Period on which the 40-day trailing average closing price (based on trading days) of a Share equals at least three dollars and twenty-five cents ($3.25), and (iii) the remaining one-third (1/3) of the Target Shares shall vest and become Earned Shares on the date during the Performance Period that the 40-day trailing average closing price (based on trading days) of a Share equals at least four dollars and twenty-five cents ($4.25) ((i), (ii) and (iii), collectively, the “Performance Conditions”). Each date during the Performance Period on which the Shares vest and become Earned Shares pursuant to this Section 2(a) is a “Vesting Date”. Any Shares that remain unvested at the conclusion of the Performance Period will be immediately forfeited without consideration, and the Grantee shall have no further rights to such Shares.

3. Dividend Equivalents. The Award is granted together with dividend equivalent rights, which dividend equivalent rights will be (a) paid in the same form (cash or stock) in which such dividends are paid to the stockholders and (b) subject to the same vesting and forfeiture provisions as set forth in Section 2. Any payments made pursuant to dividend equivalent rights will be paid in either cash or in Shares, or any combination thereof, effective as of the date of settlement under Section 4 below.

4. Payment of Award. Subject to Section 5 below, the Company shall, as soon as practicable upon the earlier of (x) the first (1st) anniversary of the applicable Vesting Date, and (y) the conclusion of the Performance Period (but in no event later than the date that is thirty (30) days after such applicable date) (the “Distribution Date”) issue (if necessary) and transfer to the Grantee the Earned Shares, and shall deliver to the Grantee or have deposited in the Grantee’s brokerage account with the Company’s transfer agent or designated third-party administrator such Earned Shares, at the Company’s election either electronically or represented by a certificate or certificates therefor, registered in the Grantee’s name. No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been satisfied to the satisfaction of the Company.

5. Termination of Employment.

(a) If the Grantee’s employment or service is terminated due to death or Disability (as defined herein) and such death or Disability occurs before the end of the Performance Period, (i) any then unvested Shares shall be deemed to vest and become Earned Shares and shall be distributed within sixty (60) days following such termination date, and (ii) any Earned Shares that have not yet been distributed shall be distributed within sixty (60) days following such termination date.

For purposes of this Agreement, “Disability” shall mean (i) if the Grantee’s employment or service with the Company is subject to the terms of an employment or other service agreement between such Grantee and the Company, which agreement includes a definition of “Disability”, the term “Disability” shall have the meaning set forth in such agreement; and (ii) in all other cases, the term “Disability” shall mean a physical or mental infirmity which impairs the Grantee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

(b) In the event the Grantee’s employment or service is terminated by the Company without Cause (other than due to death or Disability or in connection with a Change in Control), (i) if such termination occurs (A) prior to the first anniversary of the Grant Date, twenty-five percent (25%) of then unvested Shares shall be eligible to vest, (B) on or following the first anniversary of the Grant Date but prior to the second anniversary of the Grant Date, fifty percent (50%) of then unvested Shares shall be eligible to vest, (C) on or following the second anniversary of the Grant Date but prior to the third anniversary of the Grant Date, seventy-five percent (75%) of then unvested Shares shall be eligible to vest, and (D) on or following the third anniversary of the Grant Date but prior to the fourth anniversary of the Grant Date, one hundred percent (100%) of then unvested Shares shall be eligible to vest, and (ii) any Earned Shares that have not been distributed as of such termination date shall be distributed within sixty (60) days of such termination date.

(c) If the termination of the Grantee’s employment or service is for any reason other than as set forth in Section 5(a) or 5(b), the then unvested portion of the Award shall be immediately forfeited without consideration and the Grantee shall have no further rights to such unvested portion of the Award hereunder. The Grantee’s status as an employee or other service-provider shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided, that, such leave is for a period of not more than three (3) months or re-employment or re-engagement upon expiration of such leave is guaranteed by contract or statute.

(d) Notwithstanding any other provision of this Agreement or the Plan to the contrary:

(i) If it is determined by the Committee that the Grantee engaged (or is engaging in) any activity that is harmful to the business or reputation of the Company (or any parent or subsidiary), including, without limitation, any “Competitive Activity” (as defined below) or conduct prejudicial to or in conflict with the Company (or any parent or subsidiary) or any material breach of a contractual obligation to the Company (or any parent or subsidiary) (collectively, “Prohibited Acts”), then, upon such determination by the Committee, the unvested portion of the Award and any Earned Shares that have not yet been distributed shall be forfeited without consideration.

(ii) If it is determined by the Committee that the Grantee engaged in (or is engaging in) any Prohibited Act where such Prohibited Act occurred or is occurring within the one (1) year period immediately following the Distribution Date, the Grantee agrees that he/she will repay to the Company any gain realized on the vesting of the Award (such gain to be valued as of the Distribution Date based on the fair market value of the Shares on the Distribution Date). Such repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation must be satisfied in cash or, if permitted in the sole discretion of the Committee, in Shares having a fair market value equal to the gain realized upon vesting of the Award. The Company is specifically authorized to off-set and deduct from any other payments, if any, including, without limitation, wages, salary or bonus, that it may owe the Grantee to secure the repayment obligations herein contained.

The determination of whether the Grantee has engaged in a Prohibited Act shall be determined by the Committee in good faith and in its sole discretion.

For purposes of this Agreement, the term “Competitive Activity” shall mean the Grantee, without the prior written permission of the Committee, anywhere in the world where the Company (or any parent or subsidiary) engages in business, directly or indirectly, (i) entering into the employ of or rendering any services to any person, entity or organization engaged in a business which is directly or indirectly related to the businesses of the Company or any parent or subsidiary (“Competitive Business”) or (ii) becoming associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity other than ownership of passive investments not exceeding one percent (1%) of the vote or value of such Competitive Business.

(e) The term “Company” as used in this Agreement with reference to the employment or service of the Grantee shall include the Company and its parent and subsidiaries, as appropriate.

6. Change in Control.

(a) In the event of a Change in Control, any Earned Shares that have not yet been distributed shall be distributed within sixty (60) days following such Change in Control.

(b) In the event of a Change in Control in which the surviving entity (together with its affiliates, the “Surviving Entity”) assumes the unvested portion of the Award, if any, or substitutes a similar award under the Surviving Entity’s equity compensation plan for the unvested portion of the Award, if any, on the same terms and conditions as the original Award, the Award that is assumed or substituted shall not vest solely as a result of the occurrence of the Change in Control. In the event that within twelve (12) months following the occurrence of a Change in Control of the Company, the Grantee’s employment or service relationship with the Company is terminated by the Company without Cause, then the Award, as assumed or substituted by the Surviving Entity, that remains unvested at such time shall be deemed to vest and become Earned Shares and be distributed to the Grantee within sixty (60) days.

(c) Upon a Change in Control in which the unvested portion of the Award, if any, is not assumed or substitute awards are not granted by the Surviving Entity as provided in Section 6(b) above, any such unvested portion of the Award shall become immediately vested and become Earned Shares and be distributed to the Grantee within sixty (60) days.

(d) For purposes hereof, “Cause” shall have the meaning ascribed to such term in any employment agreement or other similar agreement between the Grantee and the Company or any of its subsidiaries, or, if no such agreement exists, or if there are multiple such agreements and the provisions of such agreements conflict, means (a) the Grantee’s failure to perform (other than by reason of Disability), or material negligence in the performance of, his or her duties and responsibilities to the Company or any of its affiliates; (b) material breach by the Grantee of any provision of this Agreement or any employment or other written agreement; or (c) other conduct by the Grantee that is materially harmful to the business, interests or reputation of the Company or any of its affiliates.

7. Withholding. The Grantee agrees that no later than each Distribution Date, the Grantee shall pay to the administrator of the Plan, (the “Administrator”) (or at the option of the Company, to the Company) such amount as the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred with respect to the portion of the Award being distributed on such Distribution Date. The Grantee may elect to pay to the Administrator (or at the option of the Company, to the Company) an amount equal to the amount of the taxes which the Company shall be required to withhold by delivering to the Administrator (or at the option of the Company, to the Company), cash, a check or at the sole discretion of the Company, Shares having a fair market value equal to the amount of the withholding tax obligation as determined by the Company.

8. Section 409A.

(a) It is the intent of the Company that the payments and benefits under this Agreement shall comply with, or be exempt from, Section 409A of the Code and applicable regulations and guidance thereunder (collectively, “Section 409A”) and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with, or be exempt from, Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Grantee by Section 409A or for any damages for failing to comply with Section 409A.

(b) For purposes of Section 409A and to the extent Section 409A is applicable to any payment hereunder, Grantee’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(c) Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within two and one-half (2 and 1⁄2) months following the date specified in Section 2”), the actual date of payment within the specified period shall be within the Company’s sole discretion.

(d) If the Grantee is deemed on the date of termination to be a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code, any amounts to which the Grantee is entitled under this Agreement that constitute “non-qualified deferred compensation” payable on “separation from service” under Section 409A and would otherwise be payable prior to the earlier of (i) the six (6)-month anniversary of the Grantee’s date of termination and (ii) the date of the Grantee’s death (the “Delay Period”) shall instead be paid in a lump sum immediately upon (and not before) the expiration of the Delay Period to the extent required under Section 409A.

9. Rights as a Stockholder. No Shares shall be issued under this Award until payment of the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Company, and the Grantee shall have no rights as a stockholder with respect to any Shares covered by this Award until such Shares are duly and validly issued by the Company to or on behalf of the Grantee.

10. Non-Transferability. This Award is not assignable or transferable except upon the Grantee’s death to a beneficiary designated by the Grantee in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the Grantee, pursuant to the Grantee’s will or by the laws of descent and distribution.

11. Limitation of Rights. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to the continuation of his or her employment or service with the Company, or interfere in any way with the right of the Company at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the compensation and/or other terms and conditions of the Grantee’s employment or other service.

12. Securities Representations. The Grantee agrees, by acceptance of this Award, that, upon issuance of any Shares hereunder, that, unless such Shares are then registered under applicable federal and state securities laws, (i) acquisition of such Shares will be for investment and not with a view to the distribution thereof, and (ii) the Company may require an investment letter from the Grantee in such form as may be recommended by Company counsel. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to effect the issuance or transfer of Shares pursuant to this Award or to comply with any law or regulation of any governmental authority.

13. Notice. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices at Clear Channel Outdoor Holdings, Inc., 4830 North Loop 1604 West, Suite 111, San Antonio, Texas 78249, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

14. Incorporation of Plan by Reference. This Award is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and this Award shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

15. Governing Law. This Agreement and the rights of all persons claiming under this Agreement shall be governed by the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.

16. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified other than by written instrument executed by the parties; provided, however, that in the event of a conflict between this Agreement and any employment or severance agreement between the Company and the Grantee, such employment or severance agreement shall control. The issuance of the Awards or unrestricted Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue any Shares pursuant to this Agreement if any such issuance would violate any such requirements. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17. Company Recoupment of Awards. The Grantee’s rights with respect to this Award shall in all events be subject to (a) all rights that the Company may have under any Company clawback or recoupment policy or any other agreement or arrangement with the Grantee, and (b) all rights and obligations that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

18. Consent. By signing this Agreement, the Grantee acknowledges and agrees that:

(a) The Company and the Company’s affiliates are permitted to hold and process personal (and sensitive) information and data about the Grantee as part of its personnel and other business records and may use such information in the course of such entity’s business.

(b) In the event that disclosure is required for the proper conduct of the business (as determined by the Company and the Company’s affiliates), the Company and the Company’s affiliates may disclose the information referenced in Section 17(a) to third parties, including when such entities are situated outside the European Economic Area.

(c) This Section 17 applies to information held, used or disclosed in any medium.

Grantee: “Participant Name”

Grant Date: “grant date”

IN WITNESS WHEREOF, the Company has caused this Award to be executed under its corporate seal by its duly authorized officer. This Award shall take effect as a sealed instrument.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:

Name:

Title:

Dated: “acceptance date”

Acknowledged and Agreed

“Electronic Signature”

Name: “Participant Name”

Address of Principal Residence:

Signature Page